Exhibit 99.1

Co-Diagnostics Announces $3.0 Million Private Placement Priced At-The-Market Under Nasdaq Rules

SALT LAKE CITY, May 19, 2026 (PRNewswire) — Co-Diagnostics, Inc. (Nasdaq: CODX) (“Co-Dx”, or the “Company”), a molecular diagnostics company with a unique, patented platform for the development of molecular diagnostic tests, today announced that it has entered into a securities purchase agreement with certain institutional investors to sell an aggregate of 1,647,447 shares of common stock (or pre-funded warrants in-lieu thereof), together with warrants to purchase up to an aggregate 3,294,894 shares of common stock, in a private placement priced at-the-market under Nasdaq rules (the “Offering”). The combined effective offering price for each share of common stock (or pre-funded warrant in-lieu thereof) and accompanying warrants to be issued is $1.821. The warrants will have an exercise price of $1.571 per share, will be exercisable immediately upon issuance, and will expire five years from the date of issuance.

The gross proceeds to the Company from the Offering are estimated to be approximately $3.0 million before deducting the placement agent’s fees and other estimated Offering expenses. The Offering is expected to close on or about May 21, 2026, subject to the satisfaction of customary closing conditions.

Maxim Group LLC is acting as the sole placement agent in connection with the Offering.

The offer and sale of the foregoing securities are being made in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Regulation D promulgated thereunder, and the securities have not been registered under the Securities Act or applicable state securities laws. Accordingly, the securities may not be reoffered or resold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. The Company has agreed to file a registration statement with the Securities and Exchange Commission registering the resale of the securities purchased in the private placement.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state. Any offering of the securities under the resale registration statement will only be made by means of a prospectus.

About Co-Diagnostics, Inc.

Co-Diagnostics, Inc., a Utah corporation, is a molecular diagnostics company that develops, manufactures and markets state-of-the-art diagnostics technologies. The Company’s technologies are utilized for tests that are designed to detect and/or analyze nucleic acid molecules (DNA or RNA). The Company also uses its proprietary technology to design specific tests for its Co-Dx PCR at-home and point-of-care platform (subject to regulatory review and not currently for sale) and to identify genetic markers for use in applications other than infectious disease.

Forward-Looking Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements regarding the completion and timing of the Offering, the anticipated gross proceeds from the Offering, the intended use of proceeds, the filing of a resale registration statement, and other statements that are not historical facts. Forward-looking statements may be identified by words such as “anticipate,” “believe,” “expect,” “intend,” “plan,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions. These forward-looking statements are based on the Company’s current expectations and assumptions and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. These risks and uncertainties include, without limitation, risks and uncertainties related to satisfaction of customary closing conditions related to the Offering, market and other conditions, the timing and ability of the Company to file and have declared effective a resale registration statement, and other risks described from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”), including the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the SEC. The forward-looking statements contained in this press release speak only as of the date hereof, and the Company undertakes no obligation to update or revise any forward-looking statements contained in this press release, except as required by applicable law.

Company Contact:

Andrew Benson

Head of Investor Relations

+1 801.438.1036

investors@codiagnostics.com

Investor Contact:

Valter Pinto, Managing Director

KCSA Strategic Communications

+1 212.896.1254

CODX@KCSA.com

Media Contact:

Jennifer Webb

ColtrinMethod PR

jcoltrin@coltrinmethodpr.com